Exhibit 99

MB Financial, Inc
800 West Madison Street
Chicago, Illinois 60607
1 (888) 422-6562
NASDAQ: MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail: jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB Financial, Inc. Announces
Annual Meeting of Stockholders

CHICAGO (January 13, 2006) -MB Financial, Inc., (Nasdaq: MBFI) announced today that its Annual Meeting of Stockholders will take place at 8:30 a.m., CDT, on April 26, 2006, at its MB Financial Center office, 6111 North River Road, Rosemont, Illinois. The voting record date will be March 10, 2006.

MBFI is the $5.6 billion holding company for MB Financial Bank, N.A., and Union Bank N.A. (Oklahoma).

MB Financial Bank (www.mbfinancial.com) is a locally operated financial institution, which has been delivering competitive personalized service for more than 90 years to privately-owned, middle-market companies as well as to individuals who live and work in the Chicago metropolitan area.

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This news release may contain forward-looking statements that involve risk and uncertainties, with respect to the results of operations and other uncertainties that may not be known or anticipated by the Company. While management of the Company uses its best efforts to be accurate in making forward-looking statements, any such statements are subject to risks and uncertainties that could cause the Company’s actual results to vary materially from the future results indicated in such forward-looking statements.